Exhibit 4.A

SECOND AMENDMENT TO CREDIT AGREEMENT
(SHORT TERM REVOLVING CREDIT FACILITY)

Dated as of August 29, 2003

Among

VIAD CORP
as Borrower

And

THE BANKS NAMED HEREIN
as Lenders

and

CITICORP USA, INC.
as Administrative Agent

and

BANK OF AMERICA, N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION
as Co-Documentation Agents

and

BANK ONE, NA and KEYBANK NATIONAL ASSOCIATION
as Co-Syndication Agents

and

WELLS FARGO BANK, N.A., ABN AMRO BANK N.V., BRANCH BANKING AND
TRUST CO., US BANK NATIONAL ASSOCIATION, CREDIT LYONNAIS NEW YORK
BRANCH, ROYAL BANK OF SCOTLAND PLC, SUNTRUST BANK, BNP PARIBAS,
JPMORGAN CHASE BANK and MELLON BANK, N.A.
as Senior Managing Agents

and

LEHMAN BROTHERS BANK, FSB, ROYAL BANK OF CANADA and
SUMITOMO MITSUI BANKING CORPORATION
as Co-Agents

Arranger:

CITIGROUP GLOBAL MARKETS INC.

SECOND AMENDMENT
TO CREDIT AGREEMENT
(Short Term Revolving Credit Facility)

          This SECOND AMENDMENT TO CREDIT AGREEMENT (Short Term Revolving Credit Facility) (this “Amendment”) is dated as of August 29, 2003 and entered into by and among VIAD CORP, a Delaware corporation (the “Company”), as Borrower, the financial institutions (the “Lenders”) listed on the signature pages hereof, and Citicorp USA, Inc. (“CUSA”), as administrative agent (the “Administrative Agent”) for the Lenders, and is made with reference to that certain Credit Agreement (Short Term Revolving Credit Facility) dated as of August 31, 2001, as amended by the First Amendment to Credit Agreement (Short Term Revolving Credit Facility) dated as of August 30, 2002 (as amended, the “Existing Credit Agreement”), by and among the Company, the lenders listed on the signature pages thereof, and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Existing Credit Agreement.

RECITALS

          WHEREAS, the Company, the Administrative Agent and the Lenders desire to amend the Existing Credit Agreement (a) to extend the Commitment Termination Date for an additional 364-day period terminating on August 27, 2004, (b) to evidence, as set forth on Annex II hereto, the Commitment of each Lender on August 29, 2003, reflecting, in each case on such date, the termination of the Commitments of certain Lenders, the reallocation of portions of such terminated Commitments to certain other Lenders, and the increase in the aggregate amount of the Commitments to $250,000,000 and (c) in certain other respects, all as more specifically set forth below, subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     Section 1. AMENDMENTS TO THE EXISTING CREDIT AGREEMENT

1.1 Amendments to Article I: Definitions and Accounting Terms

          A. Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definitions, which shall be inserted in proper alphabetical order:

          “Effective Date” means August 29, 2003.

          “Mandatory Prepayment Event” has the meaning specified in Section 2.06(b).

          B. Section 1.01 of the Existing Credit Agreement is hereby further amended by deleting, in the definition of “Commitment Termination Date,” the date “August 29, 2003” and substituting in lieu thereof the date “August 27, 2004.”

          C. Section 1.01 of the Existing Credit Agreement is hereby further amended by deleting the definition of “Arranger” in its entirety and substituting the following therefor:

          “Arranger” means Citigroup Global Markets Inc.

          D. Section 1.01 of the Existing Credit Agreement is hereby further amended by deleting the definition of “Lenders” in its entirety and substituting the following therefor:

          “Lenders” means (i) the Banks listed on the signature pages of the Agreement or any amendments hereto, (ii) each Eligible Assignee that shall become a party hereto pursuant to Section 8.07 and (iii) except when used in reference to a Committed Advance, a Committed Borrowing, a Commitment or a related term, each Designated Bidder.

          E. Section 1.01 of the Existing Credit Agreement is hereby further amended by deleting the definition of “Reference Banks” in its entirety and substituting the following therefor:

          “Reference Banks” means Citibank, Bank One, NA and KeyBank National Association.

1.2 Amendments to Article II. Amounts and Terms of the Advances

          A. Section 2.04 of the Existing Credit Agreement is hereby amended by deleting clause (a) in its entirety and substituting the following therefor:

          “(a) Facility Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than the Designated Bidders), from the date such Lender becomes party to this Agreement, a facility fee (i) on such Lender’s daily average Commitment, whether used or unused and without giving effect to any Bid Reduction, in each case until the Termination Date of such Lender, and (ii) in the event the Borrower elects to convert outstanding Advances into the Term Loan pursuant to Section 2.18, on the amount of such Lender’s Term Loan, in each case until the date upon which the Term Loan is paid in full. The facility fees shall be calculated on the basis of a 360-day year and payable quarterly in arrears on the last day of each March, June, September and December during the term of such Lender’s Commitment, or after termination of the Commitments, during the term of the Term Loan, commencing on the date such Lender becomes party to this Agreement and ending on the Termination Date of such Lender, or, in the event the Borrower elects to convert outstanding Advances into the Term Loan pursuant to Section 2.18, the date upon which the Term Loan is paid in full, in each case in an amount equal to the product of (i) (a) during the term of such Lender’s Commitment, such Lender’s daily average Commitment, whether used or unused and without giving effect to any Bid Reduction, in effect during the period for which such payment that is to be made or (b) after termination of the Commitments, the amount of such Lender’s Term Loan times (ii) the weighted average rate per annum that is derived from the following rates: (a) a rate of 0.085% per annum with respect to each day during such period that the ratings with respect to Long-Term Debt were at Level 1, (b) a rate of 0.100% per annum with respect to each day during such period that such ratings were at Level 2, (c) a rate of 0.125% per annum with respect to each day during such period that such ratings were at Level 3, (d) a rate of 0.175% per annum with respect to each day during such period that such ratings were at Level 4, and (e) at the rate of 0.2500% per annum with respect to each day during such period that such ratings were at Level 5. If any change in the rating established by S&P, Moody’s or Fitch with respect to Long-Term Debt shall result in a change in the Level, the change in the commitment fee shall be effective as of the date on which such rating change is publicly announced. If the ratings established by any two of S&P, Moody’s or Fitch with respect to Long-Term Debt are unavailable for any reason for any day, then the applicable level for purposes of calculating the commitment fee for such day shall be deemed to be Level 5 (or, if the Requisite Lenders consent in writing, such other Level as may be reasonably determined by the Requisite Lenders from a rating with respect to Long-Term Debt for such day established by another rating agency reasonably acceptable to the Requisite Lenders).”

          B. Section 2.05 of the Existing Credit Agreement is hereby amended by deleting the phrase “by the Requisite Lenders” in clause (a) thereof.

          C. Section 2.06 of the Existing Credit Agreement is hereby amended by deleting the first sentence of clause (b) and substituting the following therefor:

          “If any of the following events (each, a “Mandatory Prepayment Event”) shall occur:”

          D. Section 2.06(b) of the Existing Credit Agreement is hereby further amended by adding a new clause (v) therein as follows:

          “(v) the occurrence of the date on which the Borrower consummates all or a substantial part of the tax-free distribution to shareholders announced on July 24, 2003 (the “Spin-Off”).”

          D. Section 2.07 of the Existing Credit Agreement is hereby amended by deleting the proviso at the end of clause (a) in its entirety and substituting the following therefor:

          “provided that any amount of principal, interest, fees and other amounts payable under this Agreement (including, without limitation, the principal amount of Base Rate Advances, but excluding the principal amount of Eurodollar Rate Advances) which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin.”

          E. Section 2.07 of the Existing Credit Agreement is hereby further amended by deleting the proviso at the end of clause (b) in its entirety and substituting the following therefor:

          “provided that any principal amount of any Eurodollar Rate Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to (A) during the Interest Period applicable to such Eurodollar Rate Advance, the greater of (x) the Base Rate in effect from time to time plus the Applicable Margin and (y) 2% per annum above the rate per annum required to be paid on such amount immediately prior to the date on which such amount became due and (B) after the expiration of such Interest Period, the Base Rate in effect from time to time plus the Applicable Margin.

          F. Section 2.16 of the Existing Credit Agreement is hereby amended by deleting all references to “60” and “45” therein and substituting “45” and “30,” respectively, therefor.

          G. Article II of the Existing Credit Agreement is hereby amended by deleting Section 2.18 in its entirety and substituting the following therefor:

          “SECTION 2.18 Term Loan.

          (a) Each Lender severally agrees on the terms and conditions set forth in this Agreement to make Advances to the Borrower (upon request of the Borrower pursuant to this Agreement) on the Commitment Termination Date in an amount up to the sum of (i) the outstanding principal amount of the Advances made by such Lender to the Borrower and outstanding as of the opening of business on the Commitment Termination Date plus (ii) the amount available to be borrowed as Advances from such Lender as of the opening of business on the Commitment Termination Date. The aggregate of such Advances is collectively called the “Term Loan”.

          (b) The Term Loan shall be made upon the irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) of the Borrower in the form of a Notice of Term Loan Borrowing (a “Notice of Term Loan Borrowing”), in substantially the form of Exhibit A-3 hereto (which notice must be received by the Administrative Agent not later than 11:00 A.M. New York City time not less than three (3) Business Days prior to the Commitment Termination Date), specifying: (A) the amount of the Term Loan which shall be in a principal amount not more than the sum of (i) the aggregate principal amount of the Advances which will be outstanding as of the opening of business on the Commitment Termination Date, plus (ii) the amount available to be borrowed from the Lenders as of the opening of business on the Commitment Termination Date; (B) whether the Term Loan is to be comprised of Base Rate Advances or Eurodollar Rate Advances, and the amount of such Advances; and (C) the Interest Period(s) applicable to the Advances included in such notice; provided that the Term Loan shall be made only if (a) the Borrower, in accordance with Section 2.16, shall have requested that the then current Commitment Termination Date be extended and (b) on and as of the date on which the Term Loan is made (i) there has been no material adverse change in the business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries since December 31, 2002 and (ii) the statements in 3.02(i) and (ii) are true and correct; provided, further, that if the Term Loan is made no Commitment Termination Date of any Lender shall be extended.

          (c) The proceeds of the Term Loan made by the Lenders, to the extent required, will be used to pay the principal amount of the Advances made by the Lenders outstanding as of the opening of business on the Commitment Termination Date.”

          H. Article II of the Existing Credit Agreement is hereby amended by deleting Section 2.19 in its entirety.

1.3 Amendments to Article III. Conditions to Effectiveness and Lending

          A. Section 3.02 of the Existing Credit Agreement is hereby amended by deleting clause (ii) in its entirety and substituting the following therefor:

          “(ii) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes a Mandatory Prepayment Event, an Event of Default, or a Potential Event of Default.”

          B. Section 3.03 of the Existing Credit Agreement is hereby amended by deleting clause (ii) in its entirety and substituting the following therefor:

          “(ii) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes a Mandatory Prepayment Event, an Event of Default, or a Potential Event of Default.”

1.4 Amendments to Article IV. Representations and Warranties

          A. Section 4.01 of the Existing Credit Agreement is hereby amended by deleting clause (e) in its entirety and substituting the following therefor:

          “(e) Condition of the Borrower. The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2002, and the related consolidated statements of income and retained earnings of the Borrower and its Subsidiaries for the fiscal year then ended, copies of which have been previously furnished to each Bank, and the consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 2003 and the statements of consolidated income of the Borrower and its Subsidiaries for the six months then ended, all of which financial statements may have been delivered electronically, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at such date and the results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, and, where applicable, as restated by the Borrower in its Form 10-K/A filed with the SEC on June 2, 2003, all in accordance with GAAP consistently applied, and as of the Effective Date, there has been no material adverse change in the business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries, taken as a whole, since December 31, 2002.”

          B. Section 4.01 of the Existing Credit Agreement is hereby further amended by adding a new subsection (o) at the end thereof as follows:

          “(o) Tax Shelter Reporting. The Borrower does not intend to treat the Advances and related transactions as being a “reportable transaction” (within the meaning of

Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Advances as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.”

1.5 Amendments to Article V. Covenants of the Borrower

          A. Section 5.01(b) of the Existing Credit Agreement is hereby amended by deleting clause (iv) thereof in its entirety and substituting the following therefor:

          “(iv) as soon as possible and in any event within five days after the occurrence of each Mandatory Prepayment Event, Event of Default and Potential Event of Default continuing on the date of such statement, a statement of an authorized financial officer of the Borrower setting forth details of such event and any action which the Borrower has taken and proposes to take with respect thereto;”

          B. Section 5.01(b) of the Existing Credit Agreement is hereby further amended by deleting clause (xv) thereof in its entirety and substituting the following therefor:

          “(xv) promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Advances and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and

          (xvi) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.”

1.6 Amendments to Article VIII. Miscellaneous

          A. Article VIII of the Existing Credit Agreement is hereby amended by deleting Section 8.05 in its entirety and substituting the following therefor:

          “SECTION 8.05 Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (time or demand, provisional or final, or general, but not special) at any time held and other indebtedness at any time owing by such Lender or an Affiliate of a Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement that are then due and payable, whether or not such Lender shall have made any demand under this Agreement. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.”

          B. Section 8.07(a) of the Existing Credit Agreement is hereby amended by deleting the reference to “$3,000” therein and substituting “$3,500” therefor.

          C. Section 8.08 of the Existing Credit Agreement is hereby amended by adding the following statement at the end thereof:

          “Notwithstanding anything herein to the contrary, “confidential information” shall not include, and any party to this Agreement may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Advances and transactions contemplated hereby.”

          D. Article VIII of the Existing Credit Agreement is hereby further amended further by adding a new Section 8.13 at the end thereof as follows:

          “SECTION 8.13 Website Communications.

          (a) The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under the Agreement prior to the scheduled date therefor, (iii) provides notice of any default or event of default under the Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of the Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

          (b) The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks, Fixed Income Direct or a substantially similar electronic transmission system (the “Platform”). The Borrower acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

          (c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

          (d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

          (e) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.”

1.7 Amendments to Schedules

          A. Schedule I to the Existing Credit Agreement is hereby amended by deleting said Schedule I in its entirety and substituting in place thereof a new Schedule I in the form of Annex I to this Amendment.

          B. Schedule II to the Existing Credit Agreement is hereby amended by deleting said Schedule II in its entirety and substituting in place thereof a new Schedule II in the form of Annex II to this Amendment.

     Section 2. CONDITIONS TO EFFECTIVENESS

          This Amendment shall become effective upon receipt by the Administrative Agent of all of the following, in form and substance satisfactory to the Administrative Agent and the Lenders (the date of satisfaction of such condition being referred to herein as the “Second Amendment Effective Date”):

          A. Documents. On or before the Second Amendment Effective Date, Company shall deliver to the Lenders (or to the Administrative Agent for the Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) a certificate of a Secretary or an Assistant Secretary of the Company, dated the Second Amendment Effective Date, certifying (a) the correctness and completeness of the copies of the Company’s Certificate of Incorporation and Bylaws previously delivered to the Administrative Agent, (b) the names and true signatures of the officers of the Company authorized to sign this Amendment and the other documents to be delivered by the Company hereunder, and (c) the correctness and completeness of the copies of the resolutions of the Board of Directors of the Company (or the Executive Committee of the Company together with evidence of the authority of the Executive Committee of the Company) previously delivered to the Administrative Agent.

          B. Execution of Amendment. This Amendment executed by each party hereto.

          C. Legal Opinion. A favorable opinion of Scott E. Sayre, Esq., General Counsel of the Company, substantially in the form of Exhibit 1 hereto.

     Section 3. THE COMPANY’S REPRESENTATIONS AND WARRANTIES

          In order to induce the Administrative Agent and the Lenders to enter into this Amendment and to amend the Existing Credit Agreement as described herein, the Company represents and warrants to the Administrative Agent and each Lender that the following statements are true, correct and complete on and as of the Second Amendment Effective Date:

          A. Due Authorization, etc. The execution, delivery and performance by the Company of this Amendment and the Existing Credit Agreement, as amended by this Amendment (the “Amended Agreement”), are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Company’s certificate of incorporation or bylaws or (ii) law or any material contractual restriction binding on or affecting the Company.

          B. Governmental Consent. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Amendment or the Amended Agreement.

          C. Validity. This Amendment has been duly executed and delivered by the Company, and each of this Amendment and the Amended Agreement is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, arrangement, moratorium and other similar laws affecting creditors’ rights generally and to the application of general principles of equity.

          D. Incorporation of Representations and Warranties From the Amended Agreement. The representations and warranties contained in Section 4.01 of the Amended Agreement are true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          E. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

     Section 4. MISCELLANEOUS

          A. Effect of this Amendment. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under, the Amended Agreement.

          B. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          D. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than Section 1 hereof, the effectiveness of which is governed by Section 2 hereof) shall become effective upon the execution of a counterpart hereof by the Company, the Lenders, and the Administrative Agent and receipt by the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

VIAD CORP, a Delaware corporation,
as the Borrower

By		/s/ Robert H. Bohannon

Name:		Robert H. Bohannon
Title:		Chairman fo the Baord, President
&Chief Executive Officer

By		/s/ Ellen Ingersoll

Name:		Ellen M. Ingersoll
Title:		Chief Financial Officer

CITICORP USA, INC., as the Administrative
Agent and as a Lender

By		/s/ John Wetzler

Name:		John Wetzler
Title:		Managing Director
S-2

JPMORGAN CHASE BANK, as Senior
Managing Agent and as a Lender

By	/s/ William Rindfuss

Name:	William Rindfuss
Title:	Vice President
S-3

KEY BANK NATIONAL ASSOCIATION, as
Co-Syndication Agent and as a Lender

By	/s/ James Teichman

Name:	James Teichman
Title:	Portfolio Manager
S-4

BANK ONE, NA, as Co-Syndication Agent
and as a Lender

By	/s/ Sabir Hashmy

Name:	Sabir Hashmy
Title:	Director
S-5

BANK OF AMERICA, N.A., as
Co-Documentation Agent and as a Lender

By	/s/ Russell McClymont

Name:	Russell A. McClymont
Title:	Vice President
S-6

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agent and as a Lender

By	/s/ Daniel Evans

Name:	Daniel Evans
Title:	Managing Director
S-7

WELLS FARGO BANK, N.A., as Senior
Managing Agent and as a Lender

By	/s/ Vanessa Sheh Meyer

Name:	Vanessa Sheh Meyer
Title:	Senior Relationship Manager
S-8

ABN AMRO BANK N.V., as Senior
Managing Agent and as a Lender

	By	/s/ Angela Noïque

	Name:	Angela Noïque
	Title:	Group Vice President

	By	/s/ John M. Pastore

	Name:	John M. Pastore
	Title:	Vice President

S-9

MELLON BANK, N.A., as Senior Managing
Agent and as a Lender

	By	/s/ L. C. Ivey

'	Name: Title:	Lawrence C. Ivey First Vice President
S-10

LEHMAN BROTHERS BANK, FSB, as
Co-Agent and as a Lender

	By	/s/ Gary T. Taylor

	Name:	Gary T. Taylor
	Title:	Vice President

S-11

SUMITOMO MITSUI BANKING CORPORATION,
as Co-Agent and as a Lender

	By	/s/ Al Galluzzo

	Name:	Al Galluzzo
	Title:	Senior Vice President
S-12

CREDIT LYONNAIS NEW YORK BRANCH, as
Senior Managing Agent and as a Lender

By	/s/ F. Frank Herrera

Name:	F. Frank Herrera
Title:	Vice President
S-13

BNP PARIBAS, as Senior Managing Agent and as a Lender

By	/s/ Sean Conlon

Name:	Sean Conlon
Title:	Managing Director

By	/s/ Clive Bettles

Name:	Clive Bettles
Title:	Managing Director
S-14

BRANCH BANKING AND TRUST CO., as Senior Managing Agent and as a Lender

By	/s/ Roberts A Bass

Name:	Roberts A. Bass
Title:	Senior Vice President
S-15

SUNTRUST BANK, as Senior Managing Agent and as a Lender

By	/s/ Brian K. Peters

Name:	Brian K. Peters
Title:	Managing Director
S-16

US BANK NATIONAL ASSOCIATION, as Senior Managing Agent and as a Lender

By	/s/ Karen S. Paris

Name:	Karen S. Paris
Title:	Senior Vice President
S-17

ROYAL BANK OF SCOTLAND PLC, as Senior Managing Agent and as a Lender

By	/s/ Julian Dakin

Name:	Julian Dakin
Title:	Senior Vice President
S-18

ROYAL BANK OF CANADA, as Co-Agent and as a Lender

By	/s/ Tom J. Oberaigner

Name:	Tom J. Oberaigner
Title:	Attorney-in-Fact
S-19

ANNEX I
SCHEDULE I
APPLICABLE LENDING OFFICES

Bank	Domestic Lending Office:	Eurodollar Lending Office

CITICORP USA, INC.	Citicorp USA, Inc.	Citicorp USA, Inc.
	Citibank Agency Services	Citibank Agency Services
	2 Penns Way, Suite 200	2 Penns Way, Suite 200
	New Castle, DE 19720	New Castle, DE 19720
	Attention: Janet Wallace	Attention: Janet Wallace
	Telephone: (302) 894-6029	Telephone: (302) 894-6029
	Facsimile: (302) 894-6120	Facsimile: (302) 894-6120

JPMORGAN CHASE BANK	JPMorgan Chase Bank	JPMorgan Chase Bank
	560 Mission Street, 18/F	560 Mission Street, 18/F
	San Francisco, CA 94105	San Francisco, CA 94105
	Attn: William Rindfuss	Attn: William Rindfuss
	Telephone: (415) 315-8232	Telephone: (415) 315-8232
	Facsimile: (415) 315-8586	Facsimile: (415) 315-8586

BANK ONE, NA	Bank One, NA	Bank One, NA
	One Bank One Plaza	One Bank One Plaza
	Chicago, Illinois 60670	Chicago, Illinois 60670
	Attn: John Geresi	Attn: John Geresi
	Facsimile: (213) 576-1565	Facsimile: (213) 576-1565

BANK OF AMERICA, N.A.	Bank of America, N.A.	Bank of America, N.A.
	1850 Gateway Blvd., Mail	1850 Gateway Blvd., Mail
	Code: CA4-706-05-11	Code: CA4-706-05-11
	Concord, California	Concord, California
	94520-3282	94520-3282
	Attn: Pamela S Greer-Tillman	Attn: Pamela S. Greer-Tillman
	Phone: (925) 675-8453	Phone: (925) 675-8453
	Fax: (888) 969-2786	Fax: (888) 969-2786

WACHOVIA BANK,	Wachovia Bank, National	N/A
NATIONAL	Association
ASSOCIATION	191 Peachtree Street
Atlanta, Georgia 30303
Attn: Christopher Borin
Facsimile: (404) 332-4048

Bank	Domestic Lending Office:	Eurodollar Lending Office

WELLS FARGO BANK, N.A	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
	201 3rd Street	201 3rd Street
	MAC A0187-080	MAC A0187-080
	San Francisco, California	San Francisco, California
	94103	94103
	Attn: Ginnie Padgett	Attn: Ginnie Padgett
	Phone: (415) 477-5374	Phone: (415) 477-5374
	Fax: (415) 512-1943	Fax: (415) 512-1943
	(primary)	(primary)
	(415) 979-0675 (secondary)	(415) 979-0675 (secondary)

ABN AMRO BANK N.V.	ABN AMRO Bank N.V	ABN AMRO Bank N.V.
	208 South LaSalle Street,	208 South LaSalle Street,
	Suite 1500	Suite 1500
	Chicago, Illinois 60604-1003	Chicago, Illinois 60604-1003
	Attn: Lorraine West	Attn: Lorraine West
	Phone: (312) 992-5152	Phone: (312) 992-5152
	Fax: (312) 992-5158	Fax: (312) 992-5158

MELLON BANK, N.A.	Mellon Bank, N.A.	Mellon Bank, N.A.
	Three Mellon Bank, Rm.	Three Mellon Bank, Rm.
	2300	2300
	Pittsburgh, Pennsylvania	Pittsburgh, Pennsylvania
	15259	15259
	Attn: Barbara Gago	Attn: Barbara Gago
	Phone: (412) 209-6114	Phone: (412) 209-6114
	Fax: (412) 234-4710	Fax: (412) 234-4710

LEHMAN BROTHERS	Lehman Brothers Bank, FSB	Lehman Brothers Bank, FSB
BANK, FSB	745 Seventh Avenue, 19th	745 Seventh Avenue, 19th
	Floor	Floor
	New York, NY 10019	New York, NY 10019
	Attn: Michele Swanson	Attn: Michele Swanson
	Phone: (212) 526-0330	Phone: (212) 526-0330
	Fax: (212) 526-0242	Fax: (212) 526-0242

SUMITOMO MITSUI	Sumitomo Mitsui Banking	Sumitomo Mitsui Banking
BANKING CORPORATION	Corporation	Corporation
	277 Park Avenue	277 Park Avenue
	New York, New York 10172	New York, New York 10172
	Attn: Deal Administration,	Attn: Deal Administration,
	Paul Kane	Paul Kane
	Fax: (212) 224-5488	Fax: (212) 224-5488

Bank	Domestic Lending Office:	Eurodollar Lending Office

ROYAL BANK OF CANADA	Royal Bank of Canada	Royal Bank of Canada
	New York Branch	One Liberty Plaza, 3rd Floor
	One Liberty Plaza, 3rd Floor	New York, NY 10006-1404
	New York, NY 10006-1404	Attn: Compton Singh,
	Attn: Compton Singh,	Liability Officer
	Liability Officer	Phone: (212) 428-6332
	Phone: (212) 428-6332	Fax: (212) 428-2372
Fax: (212) 428-2372

BRANCH BANKING AND	Branch Banking and Trust Co.	Branch Banking and Trust Co.
TRUST CO.	200 W. Second St.	200 W. Second St.
	16th Floor	16th Floor
	Winston-Salem, NC 27104	Winston-Salem, NC 27104

US BANK NATIONAL	US Bank National Association	US Bank National Association
ASSOCIATION	U.S. Bancorp Center	U.S. Bancorp Center
	800 Nicollet Mall	800 Nicollet Mall
	BC-MN-H03P	BC-MN-H03P
	Minneapolis, MN 55402	Minneapolis, MN 55402
	Attn: Karen Paris	Attn: Karen Paris
	Phone: (612) 303-3822	Phone: (612) 303-3822
	Fax: (612) 303-2264	Fax: (612) 303-2264

KEYBANK NATIONAL	KeyBank National Association	KeyBank National Association
ASSOCIATION	601 108th Ave. N.E., 5th	601 108th Ave. N.E., 5th
	Floor	Floor
	Mail Code: WA-31-18-0512	Mail Code: WA-31-18-0512
	Bellevue, WA 98009	Bellevue, WA 98009
	Attn: James Teichman	Attn: James Teichman
	Phone: (425) 709-4574	Phone: (425) 709-4574
	Fax: (425) 709-4587	Fax: (425) 709-4587

CREDIT LYONNAIS NEW	Credit Lyonnais New York	Credit Lyonnais New York
YORK BRANCK	Branch	Branch
	515 South Flower Street	515 South Flower Street
	Suite 2200	Suite 2200
	Los Angeles, CA 90071	Los Angeles, CA 90071
	Attn: Ron Moore	Attn: Ron Moore
	Phone: (213) 362-5952	Phone: (213) 362-5952
	Fax: (213) 623-3437	Fax: (213) 623-3437

Bank	Domestic Lending Office:	Eurodollar Lending Office

THE ROYAL BANK OF	The Royal Bank of Scotland	The Royal Bank of Scotland
SCOTLAND PLC	plc	plc
	101 Park Avenue	101 Park Avenue
	New York, NY 10178	New York, NY 10178
	Attn: Julian Dakin	Attn: Julian Dakin
	Phone: (212) 401-3467	Phone: (212) 401-3467
	Fax: (212) 401-3456	Fax: (212) 401-3456

SUNTRUST BANK	SunTrust Bank	SunTrust Bank
	303 Peachtree Street, 3rd	303 Peachtree Street, 3rd
	Floor	Floor
	Mail Code 1921	Mail Code 1921
	Atlanta, GA 30303	Atlanta, GA 30303
	Attn: Brian Peters	Attn: Brian Peters
	Phone: (404) 827-6118	Phone: (404) 827-6118
	Fax: (404) 588-8833	Fax: (404) 588-8833

BNP PARIBAS	BNP Paribas	BNP Paribas
	One Front Street, 23rd Floor	One Front Street, 23rd Floor
	San Francisco, CA 94111	San Francisco, CA 94111
	Attn: Sean Conlon –	Attn: Sean Conlon –
	Managing Director	Managing Director
	Phone: (213) 688-6431	Phone: (213) 688-6431
	Fax: (213) 488-9602	Fax: (213) 488-9602

ANNEX II
SCHEDULE II

COMMITMENTS

Lender	Commitment
Citicorp USA, Inc.	$22,250,000
Bank One, NA	$15,000,000
KeyBank National Association	$15,000,000
Bank of America, N.A.	$15,000,000
Wachovia Bank, National Association	$15,000,000
Credit Lyonnais New York Branch	$13,250,000
BNP Paribas	$13,250,000
Branch Banking and Trust Co.	$13,250,000
Mellon Bank, N.A.	$13,250,000
SunTrust Bank	$13,250,000
US Bank National Association	$13,250,000
Wells Fargo Bank, N.A.	$13,250,000
JPMorgan Chase Bank	$13,250,000
ABN AMRO Bank, N.V.	$13,250,000
Royal Bank of Scotland plc	$13,250,000
Lehman Brothers Bank, FSB	$11,750,000
Royal Bank of Canada	$11,750,000
Sumitomo Mitsui Banking Corporation	$11,750,000

TOTAL	$250,000,000

II-1

EXHIBIT 1
FORM OF OPINION

Scott E. Sayre	Viad Corp
Vice President – General Counsel and Secretary	1850 North Central Avenue
(602) 207-5626	Phoenix, AZ 85077-1012
Fax (602) 207-5480

August 29, 2003

Citicorp USA, Inc., as Administrative Agent
1 Court Square
Long Island City, New York 11120

and

Each of the financial institutions listed
as Lenders on the signature pages of the
Second Amendment to Credit Agreement
Referred to Below

Re: Second Amendment to Credit Agreement (Short Term Revolving Credit Facility) dated as of August 29, 2003, among Viad Corp, the Banks named therein and Citicorp USA, Inc. as Administrative Agent

Ladies and Gentlemen:

          I am Vice President and General Counsel of Viad Corp, a Delaware corporation (the “Borrower”), and as such have acted as counsel to the Borrower in connection with the negotiation, execution and delivery by the Borrower of the Second Amendment to Credit Agreement (Short Term Revolving Credit Facility) dated as of August 29, 2003 (the “Credit Agreement”) among the Borrower, the financial institutions listed therein as Lenders and Citicorp USA, Inc. as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Amended Agreement (as defined below).

          This opinion is delivered to you pursuant to Section 2C of the Amendment. I, or attorneys supervised by me, have examined the Amendment and that certain Credit Agreement (Short Term Revolving Credit Facility) dated as of August 31, 2001, as amended by the First Amendment to Credit Agreement (Short Term Revolving Credit Facility) dated as of August 30, 2002 (as amended by the Second Amendment, the “Amended Agreement”),

Exhibit 1-1

by and among the Company, the lenders listed on the signature pages thereof, and the Administrative Agent, and I have examined or am familiar with originals or copies, the authenticity of which has been established to my satisfaction of such other documents, corporate records, agreements and instruments, and certificates of public officials and of officers of the Borrower as I have deemed necessary or appropriate to enable me to express the opinions set forth below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon certification by officers of the Borrower, which I believe to be reliable.

          The opinions hereinafter expressed are subject to the fact that I am a member of the State Bar of Arizona and do not hold myself out as an expert on the laws of other states or jurisdictions except (i) the federal law of the United States of America, (ii) the General Corporation Law of the State of Delaware, and (iii) the laws of New York relevant to the opinions herein expressed.

          Based upon the foregoing and having regard to legal considerations which I have deemed relevant, it is my opinion that:

          1.    The Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions which require such qualification, except to the extent that failure to so qualify would not have a material adverse effect on the Borrower. The Borrower has all requisite corporate power and authority to own and operate its properties, to conduct its business as presently conducted, and to execute, deliver and perform its obligations under the Amendment and the Amended Agreement.

          2.    The Amendment has been duly authorized by all necessary corporate action on the part of the Borrower and has been duly executed and delivered by the Borrower. Each of the Amendment and the Amended Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency and reorganization laws and other similar laws governing the enforcement of lessors’ or creditors’ rights and by the effects of specific performance, injunctive relief and other equitable remedies.

          3.    Neither the execution and delivery by the Borrower of the Amendment and the Amended Agreement, nor consummation of the transactions contemplated thereby, nor compliance on or prior to the date hereof with the terms and conditions thereof by the Borrower conflicts with or is a violation of, its certificate of incorporation or bylaws, each as in effect on the date hereof. Neither the execution and delivery by the Borrower of the Amendment and the Amended Agreement, nor the consummation of the transactions contemplated thereby, nor compliance on or prior to the date hereof with the terms and conditions thereof by the Borrower will result in a violation of any applicable federal or New York law, governmental rule or regulation or of the Corporation Law of the State of Delaware or conflicts with, will result in a breach of, or constitutes a default under, any provision of any indenture, agreement or other instrument to which the Borrower is a party or any of its properties may be bound (“Material Agreements”), or any order, judgment or decree to which the Borrower or any of its assets are bound (“Judicial Orders”), or will result

Exhibit 1-2

in the creation or imposition of any lien upon any property or assets of the Borrower pursuant to any Material Agreement or Judicial Order.

          4.    No consent, approval or authorization of, and no registration, declaration or filing with, any administrative, governmental or other public authority of the United States of America or the State of New York or under the Corporation Law of the State of Delaware is required by law to be obtained or made by the Borrower for the execution, delivery and performance by the Borrower of the Amendment or the Amended Agreement, except such filings as may be required in the ordinary course to keep in full force and effect rights and franchises material to the business of the Borrower and in connection with the payment of taxes.

          This opinion is delivered to the Administrative Agent and the Banks as of the date hereof in connection with the Amendment, and may not be relied upon by any person other than the Administrative Agent and the Banks and their permitted assignees, or by them in any other context, and may not be furnished to any other person or entity without my prior written consent, provided that each Bank and its permitted assignees may provide this opinion (i) to bank examiners and other regulatory authorities should they so request or in connection with their normal examination, (ii) to the independent auditors and attorneys of such Bank, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which the Bank is a party arising out of the transactions contemplated by the Amendment and the Credit Agreement, or (v) in connection with the assignment of or sale of participations in the Advances.

Very truly yours,

/s/ Scott E. Sayre
Vice President – General Counsel
and Secretary

Exhibit 1-3